UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PAN AMERICAN LITHIUM CORP.
(Exact name of registrant as specified in its charter)

British Columbia	98-0643065
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 110, 3040 N. Campbell Avenue
Tucson, Arizona USA	85719
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-167277 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, without par value

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form F-1/A 5, filed with the commission under File No. 333-167277, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
3.1(1)	Articles of Incorporation of Pan American Lithium Corp.
10.1(1)	Share Exchange Agreement-Sociedad Gareste Limitada
10.2(1)	Amended and Restated Share Exchange Agreement-Sociedad Gareste Limitada
10.3(2)	Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.4(2)	Amendment to Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.5(2)	Second Amendment to Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.6(2)	Consulting and Professional Services Agreement between JVM Management Ltd. and Etna Resources Inc. dated November 3, 2009
10.7(2)	Consulting and Professional Services Agreement between Sage Associated, Inc. and Etna Resources Inc. dated November 1, 2009
10.8(2)	Consulting Services Agreement between Kriyah Consultants LLC. and Etna Resources Inc. dated November 1, 2009
10.9(2)	Consulting Services Agreement between Tim Lowenstein and Etna Resources Inc. dated November 1, 2009
10.10(2)	Employment Agreement between Etna Resources Inc. and Andrew Brodkey dated November 1, 2009
10.11(2)	Independent Director Agreement between Pan American Lithium Corp. and Ronald Richman dated April 30, 2010
10.12(2)	Independent Director Agreement between Pan American Lithium Corp. and David Terry dated April 30, 2010
10.13(2)	Option Agreement between Pan American Lithium Corp. and Ronald Richman dated April 9, 2010
10.14(2)	Option Agreement between Pan American Lithium Corp. and Andrew Brodkey dated April 21, 2010
10.15(2)	Option Agreement between Pan American Lithium Corp. and David Hackman dated April 21, 2010
10.16(2)	Option Agreement between Pan American Lithium Corp. and Frank Garcia dated April 21, 2010
10.17(2)	Option Agreement #1 between Pan American Lithium Corp. and Jodi Henderson dated April 21, 2010

10.18(2)	Option Agreement #2 between Pan American Lithium Corp. and Jodi Henderson dated April 21, 2010
10.19(2)	Option Agreement between Etna Resources Inc. and Andrew Brodkey dated January 15, 2010
10.20(2)	Option Agreement between Etna Resources Inc. and David Hackman dated January 15, 2010
10.21(2)	Option Agreement between Etna Resources Inc. and Frank Garcia dated January 15, 2010
10.22(2)	Option Agreement between Etna Resources Inc. and Harold Gardner dated January 15, 2010
10.23(2)	Option Agreement between Etna Resources Inc. and Jodi Henderson dated January 15, 2010
10.24(2)	Option Agreement between Etna Resources Inc and Kriyah Consultants LLC dated January 15, 2010
10.25(2)	Option Agreement between Etna Resources Inc and Monica Rivera dated January 15, 2010
10.26(2)	Option Agreement between Pan American Lithium Corp. and David Terry dated May 26, 2010
10.27(2)	Option Agreement between Pan American Lithium Corp. and Kriyah Consultants LLC dated May 26, 2010
10.28(2)	Option Agreement between Pan American Lithium Corp. and Andrew Brodkey dated May 26, 2010
10.29(2)	Option Agreement between Pan American Lithium Corp. and Frank Garcia dated May 26, 2010
10.30(2)	Option Agreement between Pan American Lithium Corp. and Jodi Henderson dated May 26, 2010
10.31(2)	Option Agreement between Pan American Lithium Corp. and Monica Rivera dated May 26, 2010
10.32(2)	Option Agreement between Etna Resources Inc. and David Terry dated September 15, 2008
10.33(2)	Option Agreement between Pan American Lithium Corp. and Susan Skirvin dated April 21, 2010
10.34(2)	Option Agreement between Pan American Lithium Corp. and Tim Lowenstien dated May 26, 2010
21.1(2)	List of Subsidiaries of Pan American Lithium Corp.

(1) Previously filed with our Form F-1 on June 3, 2010.
(2) Previously filed with our Form F-1 on October 27, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PAN AMERICAN LITHIUM CORP.

/s/ Andrew Brodkey
By: Andrew Brodkey
Chairman of the Board
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: January 26, 2011